UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 27, 2005

THE BOYDS COLLECTION, LTD.

(Exact name of registrant as specified in its charter)

Maryland		52-1418730
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

350 South Street

McSherrystown, Pennsylvania 17344
(Address of registrant’s principal executive office)

(717) 633-9898
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 2.02.                                    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On September 21, 2005, The Boyds  Collection, Lld (the “Company”) received notification from the New York Stock Exchange (“NYSE”) dated September 21, 2005, that the Company was not in compliance with the NYSE’s newly increased continued listing standards. The Company is considered “below criteria” by the NYSE because the Company’s average market capitalization was less than $75 million over a  30 trading-day period and its shareholders’ equity was less than $75 million and the average closing price of the security was less than $1.00 over a consecutive 30 trading-day period.

In accordance with the continued listing criteria set forth by the NYSE, the Company intends to cure the share price and average share back above $1.00 within six months or the next annual shareholders meeting or be subject to suspension and delisting procedure.  The Company also intends to present a plan to the NYSE within 45 days of its receipt of the notice, demonstrating how it intends to comply with the other continued listing standards within 18 months of its receipt of the notice. The NYSE may take up to 45 days to review and evaluate the plan after it is submitted. If the plan is accepted, the Company will be subject to quarterly monitoring for compliance by the NYSE. If the NYSE does not accept the plan or if the Company is unable to achieve compliance with the NYSE’s continued listing criteria through its implementation of the plan, the Company will be subject to NYSE trading suspension and delisting, at which time the Company would intend to apply to have its shares listed on another stock exchange or quotation system.

Beginning September 29, 2005, the NYSE will make available on its consolidated tape, a “.BC” indicator transmitted with the Company’s listing symbol to identify that the Company is below the NYSE’s quantitative continued listing standards.

The press release announcing receipt of the listing notification from the NYSE is attached as Exhibit 99.1.

ITEM 9.01                                       Financial Statements and Exhibits

(c)                                  Exhibits.

99.1                           On September 27, 2005, the Company issued a press release announcing its receipt of the notice from the NYSE.  A copy of the press release is attached as Exhibit 99 to this report.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Boyds Collection, Ltd.

	By:	/s/ Joseph E. Macharsky
		Name:	Joseph E. Macharsky
		Title:	Chief Financial Officer

Dated: September 27, 2005

Exhibit Index

Exhibit No.	Description

99.1	On September 27, 2005, the Company issued a press release announcing its receipt of the notice from the NYSE.